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                        Wallace Computer Services, Inc.
                 Amended and Restated Executive Incentive Plan
                                Amendment No. 1


         Whereas, Wallace Computer Services, Inc., a Delaware corporation (the "Company"), has heretofore adopted and maintained a bonus plan for the benefit of certain of its employees designated the Wallace Computer Services, Inc. Amended and Restated Executive Incentive Plan (the "Plan");

         Whereas, the Company desires to amend the Plan in the following certain respects;

         Now therefore, pursuant to the power of amendment contained in Section 7(a) of the Plan,

A. Sections 6(a) and 6(b) of the Plan are hereby deleted in their entirety and replaced with the following:

         "(a) Subject to the conditions set forth in Section 6(d) of the Plan,

                            (1)In the event that the Participant continues to
                               render services as an Employee of the Company until his or her Normal Retirement Date or Early Retirement Date, as defined in the Wallace Profit Sharing and Retirement Fund ("Retirement"), death or disability, payment of Cash Award balances shall be made in 120 monthly installments commencing on the first day of the month following the Retirement, death or disability of such Participant. In lieu of installment payments, the Committee may in its discretion pay any amount due in a lump sum. Account balances of such participants which are less than $5,000 shall be automatically paid in a lump sum.

                            (2)Upon the termination of a Participant for any
                               other reason, payment of the Cash Award balances shall be made in a lump sum as soon as practicable after the termination of such Participant.

         (b) Subject to the conditions set forth in Section 6(d) of the Plan:

                            (1)In the event that the Participant continues to
                               render services as an Employee of the Company until his or her Retirement, death or disability, payment of Stock Award balances shall be made in 10 annual installments commencing on the first day of the year following the year of the Retirement, death or disability of such Participant. In lieu of installment payments the Compensation Committee may in its discretion transfer any Stock Award in a single installment.

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                            (2)Upon the termination of a Participant for any
                               other reason, payment of the Stock Award balance shall be made in a single installment as soon as practicable after such termination."

B.       Section 6(d)(1) is hereby deleted in its entirety.

         In Witness Whereof, the Company has caused this instrument to be executed by its duly authorized officers this 29th day of November, 2000.


                                                 Wallace Computer Services, Inc.

                                                 By:  /s/ Michael O. Duffield
                                                      --------------------------
                                                      President



Attest:



By: /s/ Steven L. Carson
    -----------------------
Its: Secretary